Filed Pursuant to Rule 424(b)(5)

Registration No. 333-250047

Prospectus Supplement

(To Prospectus dated November 19, 2020)

Up to $20,000,000

Shares of Common Stock

We entered into an at-the-market issuance sales agreement (the “sales agreement”) with Lake Street Capital Markets, LLC, as our sales agent (“Lake Street”, and collectively with Northland Securities, Inc., d/b/a Northland Capital Markets, our “sales agent”), relating to shares of our common stock on May 11, 2023. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $20,000,000 from time to time through our sales agent under this prospectus supplement and the accompanying base prospectus.

Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). Our common stock is traded on NYSE American LLC (“NYSE American”) under the symbol “INTT.” On May 10, 2023, the closing price for our common stock as reported on the NYSE American was $22.42 per share.

The trading price of our common stock has been, and is likely to continue to be, highly volatile, which could cause you to lose part or all of your investment. During the past twelve months, the sales price of our stock ranged from a high of $23.54 per share in May 2023, to a low of $6.07 per share in June 2022. Also, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies.

Lake Street will receive from us aggregate cash compensation of up to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. The net proceeds from any sale under this prospectus supplement and the accompanying base prospectus will be used as described under “Use of Proceeds” in this prospectus supplement. There is no arrangement for funds to be received in escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, our sales agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Lake Street will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to our sales agent and certain of its affiliates and other related parties with respect to certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution.”

The sales agent is not required to sell any specific number or dollar amount of common stock but will use its commercially reasonable efforts, as our agent and subject to the terms of the sales agreement, to sell the common stock offered, as instructed by us. The offering of common stock pursuant to this prospectus supplement and the accompanying base prospectus will terminate upon the earlier of (i) the sale of all common stock subject to this prospectus supplement and the accompanying base prospectus or (ii) the termination of the sales agreement by us or by the sales agent pursuant to the terms of the sales agreement.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying base prospectus, as well as the sections captioned “Risk Factors” in our reports filed with the Securities and Exchange Commission which are incorporated by reference herein and therein for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Lake Street	Northland Capital Markets

The date of this prospectus supplement is May 11, 2023

TABLE OF CONTENTS

Prospectus Supplement

ABOUT THIS PROSPECTUS SUPPLEMENT	S-ii
PROSPECTUS SUPPLEMENT SUMMARY	S-1
RISK FACTORS	S-4
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	S-7
USE OF PROCEEDS	S-8
PLAN OF DISTRIBUTION	S-9
LEGAL MATTERS	S-10
EXPERTS	S-10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	S-11
WHERE YOU CAN FIND MORE INFORMATION	S-12

Prospectus

ABOUT THIS PROSPECTUS	1
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	2
THE COMPANY	3
SUMMARY	4
RISK FACTORS	5
USE OF PROCEEDS	6
PLAN OF DISTRIBUTION	7
DESCRIPTION OF OUR COMMON STOCK	9
DESCRIPTION OF OUR PREFERRED STOCK	10
DESCRIPTION OF OUR WARRANTS	12
DESCRIPTION OF OUR UNITS	13
WHERE YOU CAN FIND MORE INFORMATION	14
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	15
LEGAL MATTERS	15
EXPERTS	16

i

About this Prospectus Supplement

This document is in two parts. The first part, the prospectus supplement, including the documents incorporated by reference herein, describes the specific terms of this offering and certain matters relating to us. The second part, the accompanying base prospectus, including the documents incorporated by reference therein, provides more general information, some of which may not apply to this offering. The accompanying base prospectus was filed as part of a registration statement on Form S-3 (File Number 333-250047) that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this “shelf” process, we may sell from time to time in one or more offerings up to $50,000,000 of our common stock, preferred stock, warrants or units. The $20,000,000 of shares of common stock that may be offered, issued and sold under this prospectus supplement and the accompanying base prospectus is included in the $50,000,000 of securities that may be offered, issued and sold by us pursuant to our shelf registration statement. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. We urge you to read carefully this prospectus supplement, the accompanying base prospectus, the information incorporated by reference herein and therein, and any free writing prospectus that we authorize to be distributed to you before buying any of the share of common stock being offered under this prospectus supplement and the accompanying base prospectus. This prospectus supplement may supplement, update or change information contained in the accompanying base prospectus. To the extent that any statement that we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference therein.

Neither we nor the sales agent have authorized anyone to provide you with information that is different from that contained in or incorporated by reference into this prospectus supplement or the accompanying base prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement. We are not, and the sales agent is not, making an offer of these shares of common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided by this prospectus supplement, the accompanying base prospectus or the documents incorporated by reference herein or therein is accurate as of any date other than the respective dates of such documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

Before you invest in our common stock, you should carefully read the registration statement described in the accompanying base prospectus (including the exhibits thereto) of which this prospectus supplement and the accompanying base prospectus form a part, as well as this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein. The documents incorporated by reference into this prospectus supplement are described under “Incorporation of Certain Documents by Reference.”

ii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement, the accompanying base prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our shares of common stock. To fully understand this offering and its consequences to you, you should read this entire prospectus supplement and the accompanying base prospectus carefully, including the information referred to under the heading “Risk Factors” in this prospectus supplement on page S-4 and in the accompanying base prospectus on page 5, and the financial statements and other information incorporated by reference in this prospectus supplement and in the accompanying base prospectus when making an investment decision. In this prospectus supplement and in the accompanying base prospectus, the terms “we,” “us,” “our,” and the “Company” refer to inTEST Corporation and our consolidated subsidiaries.

Overview

inTEST Corporation was incorporated in New Jersey in 1981 and reincorporated in Delaware in April 1997. The consolidated entity is comprised of inTEST Corporation and our wholly-owned subsidiaries.

We are a global supplier of innovative test and process solutions for use in manufacturing and testing in key target markets, which include automotive, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, we solve difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. Our strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion.

In 2022, we continued to advance our 5-Point Strategy and made progress with our corporate vision and mission statement, all of which we launched in early 2021. Our vision is to be the supplier of choice for innovative test and process technology solutions. Our mission is to leverage our deep industry knowledge and expertise to develop and deliver high quality, innovative customer solutions and superior support for complex global challenges. We are committed to being recognized as a leader in our markets for design and manufacturing capabilities that help solve our customers’ most complex challenges in their manufacturing and quality processes. Our products provide highly engineered, high quality and cost-effective test and process solutions, which are delivered with a customer focus that are intended to drive a high level of customer satisfaction. Our strategy is to consistently develop unique and differentiated solutions through innovative new product development and acquisitions. We expect to expand our portfolio of products, services, and support to deliver increased value to our customers which we believe will drive revenue growth and earnings power.

Vision and Mission

5-Point Strategy

inTEST has a proven track record of delivering solid financial performance with strong margins and cash flow, as well as identifying and integrating accretive acquisitions. We believe that our financial strengths combined with experienced leadership and our 5-Point Strategy position us to deliver long-term value to our stockholders.

1	Grow Top-Line Through Geographic and Market Expansion
●	Further penetrate existing markets with infrastructure investments
●	Expand into new markets with existing products
●	Invest in global Direct Sales and Channel Management
●	Execute global supply agreements
●	Enhance Corporate identity and branding

2	Drive Innovation and Technological Differentiation
●	Leverage expertise to deliver highly valued solutions
●	Headcount investments to support product development
●	Reorganize engineering organization to optimize development
●	Drive standardization to increase market availability/lower costs
●	Establish Corporate Growth Programs and common stage Gate Development Process

3	Enhance Service and Support
●	Expand geographic service coverage, infrastructure and repair/calibration centers
●	Drive enhanced service offerings including third party agreements, extended warranties, preventative maintenance and calibration
●	Expand remote services asset health
●	Integrate shared field services and repair resources
●	Identify and capture recurring revenue streams from service
4	Foster New Culture and Talent:
●	Changes driven from top executive leadership
●	Emphasize openness, results and accountability
●	Drive diversity, engagement and career development
●	Leverage collaboration among people and divisions
●	Aligned incentives/compensation to results

5	Pursue Strategic Acquisitions and Partnerships:
●	Pursue higher frequency of deals
●	Key M&A Criteria:
●	Expand into faster markets
●	Offer a broader portfolio of services
●	Enhance value-added technological solutions
●	Quantifiable and achievable synergies
●	Explore partnerships with private labeling opportunities; consider JV/partial ownership opportunities

Corporate Information

Our principal executive offices are located at 804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey. Our telephone number is (856) 505-8800. We maintain a website at www.intest.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus and does not constitute part of this prospectus supplement and the accompanying base prospectus.

The Offering

Common stock offered by us

Shares of common stock having an aggregate offering price of up to $20,000,000. The actual number of shares outstanding after this offering will vary depending on the number of shares sold and issued and the sales price of such shares

Plan of distribution

“At the market offering” that may be made from time to time to or through Lake Street Capital Markets, LLC and Northland Securities, Inc., d/b/a Northland Capital Markets, as sales agents. See “Plan of Distribution” in this prospectus supplement.

Common stock to be outstanding after this offering(1)

Up to 12,023,426 shares, assuming sales of 892,060 shares of our common stock in this offering at an offering price at a price of $22.42 per share, which was the closing price of our common stock on The NYSE American on May 10, 2023. The actual number of shares issued will vary depending on the sales price under this offering.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include working capital needs, capital expenditures, repayment or refinancing of indebtedness, acquisitions, stock repurchases and redemptions of securities. See “Use of Proceeds.”

Risk factors

Investing in our common stock involves a high degree of risk. You should carefully consider all of the information in this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference herein and therein. In particular, see “Risk Factors” beginning on page S-4 of this prospectus supplement and page 5 of the accompanying base prospectus.

NYSE American symbol	“INTT”

(1)

The common stock outstanding after the offering is based on 11,131,366 shares of our common stock outstanding as of May 1, 2023 and the sale of 892,060 shares of our common stock at an assumed offering price of $22.42 per share, the last reported sale price of our common stock on The NYSE American on May 10, 2023. The number of shares outstanding as of May 1, 2023 excludes:

●	38,514 treasury shares;

●	38,514 shares of common stock issuable upon exercise of stock options outstanding as of May 1, 2023, at a weighted average exercise price of $10.04 per share;

●

780,824 shares of common stock reserved for future awards under our Fourth Amended and Restated 2014 Stock Plan (the “2014 Plan”) as of May 1, 2023, or 1,130,824 shares of our common stock reserved for future issuance under the inTEST Corporation 2023 Stock Incentive Plan, which plan will replace the 2014 Plan if and when approved by our stockholders; and

●	216,555 shares of common stock reserved for issuance under our Employee Stock Purchase Plan as of May 1, 2023.

RISK FACTORS

Investing in our common stock involves substantial risk. You should carefully consider the risk factors disclosed below as well as those contained in our most recent Annual Report on Form 10-K, which is incorporated by reference herein, as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the other information contained in this prospectus supplement and the accompanying base prospectus before acquiring any of our common stock. These risks could have a material adverse effect on our business, results of operations or financial condition and cause the value of our common stock to decline. You could lose all or part of your investment.

This prospectus supplement and the accompanying base prospectus also contain or incorporate by reference forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of certain factors, including the risks faced by us described or incorporated by reference in this prospectus supplement and the accompanying base prospectus. See “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to our Common Stock and the Offering

Our management will have broad discretion as to the use of proceeds from this offering and we may not use the proceeds effectively.

Our management will have broad discretion in the application of the net proceeds from this offering, if any, and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common stock. You will be relying on the judgment of our management concerning these uses and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. The failure of our management to apply these funds effectively could result in unfavorable returns and uncertainty about our prospects, each of which could cause the price of our common stock to decline.

There may be future dilution of our common stock as a result of future sales of our common stock pursuant to the sales agreement, which could adversely impact our stock price.

The issuance of shares of our common stock from time to time pursuant to the sales agreement may have a dilutive effect on our earnings per share, which could adversely impact the market price of our common stock. The actual amount of dilution and the effect on the market price of our common stock, if any, will be based on numerous factors, particularly the actual number of shares issued pursuant to the sales agreement, the use of proceeds and the return generated by the investments acquired with the net proceeds, and cannot be determined at this time. In addition, the issuance and sale of substantial amounts of our common stock, or the perception that such issuances and sales may occur, could adversely affect the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. Additionally, the sale of shares of common stock in this offering will increase the supply of available shares, which may result in a decrease in the price of our common stock.

The shares of our common stock offered under this prospectus supplement and the accompanying base prospectus may be sold in “at the market offerings”, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares under this prospectus supplement and the accompanying base prospectus at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and to determine the minimum sales price for shares sold. Investors may experience declines in the value of their shares as a result of share sales made in connection with “at the market offerings” at prices lower than the prices they paid.

The actual number of shares we will issue and the actual proceeds from the offering under the sales agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the sales agreement and compliance with applicable law, we and Lake Street may mutually agree to sell shares of our common stock under a placement notice at any time throughout the term of the sales agreement. The number of shares that are sold by our sales agent in connection with any placement notice will fluctuate based on the market price of the shares of our common stock during the sales period and limits we set with our sales agent. Because the price per share of each share sold will fluctuate based on the market price of our shares of common stock during the sales period, it is not possible to predict the number of shares that will ultimately be issued. Similarly, the sales agent is not required to purchase any minimum number of shares and any sales sold pursuant to this offering will be subject to market conditions. As a result, it is not possible to predict the amount of proceeds we will receive from this offering.

Because the offering price of our common stock may be substantially higher than the net tangible book value per share of our outstanding common stock, new investors may experience immediate and substantial dilution.

The public offering price of our common stock in this offering may be substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock you may experience immediate and substantial dilution.

Additional stock offerings in the future may dilute then-existing shareholders’ percentage ownership of the Company and could negatively impact the price of our common stock and other securities.

Given our plans and expectations that we will need additional capital in the future, we anticipate that we will need to issue additional shares of common stock. The issuance of additional securities in the future will dilute the percentage ownership and potentially voting power of then current stockholders and could negatively impact the price of our common stock and other securities.

The trading price of our stock price may continue to be volatile, which could cause you to lose part or all of your investment.

The trading price of our common stock has been, and is likely to continue to be, highly volatile, which could cause you to lose part or all of your investment. During the past twelve months, the sales price of our stock ranged from a high of $23.54 per share in May 2023, to a low of $6.07 per share in June 2022. Also, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of particular companies.

As a result of this volatility, our common stock could experience rapid and substantial decreases in price, and you may be able to sell the shares of common stock that you purchase under this prospectus supplement and the accompanying base prospectus only at a substantial loss to the price at which you purchased the shares of common stock in this offering.

Some, but not all, of the factors that may cause the market price of our common stock to fluctuate include:

●	fluctuations in our quarterly or annual financial results or the quarterly or annual financial results of companies perceived to be similar to us or relevant for our business;

●	changes in estimates of our financial results or recommendations by securities analysts;

●	failure of our services or products to achieve or maintain market acceptance;

●	changes in market valuations of similar or relevant companies;

●	success of competitive service offerings or technologies;

●	changes in our capital structure, such as the issuance of securities or the incurrence of debt;

●	announcements by us or by our competitors of significant services, contracts, acquisitions or strategic alliances;

●	regulatory developments in the United States, foreign countries, or both;

●	litigation;

●	additions or departures of key personnel;

●	investors’ general perceptions; and

●	changes in general economic, industry or market conditions.

In addition, if the market for technology related stocks, or the stock market in general, experiences a loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, financial condition, or results of operations. Further, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. If any of the foregoing occurs, it could cause our stock price to fall and may expose us to lawsuits that, even if unsuccessful, could be costly to defend and a distraction to management.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

From time to time, we make written or oral "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including statements contained in our filings with the SEC including our Annual Reports on Form 10-K, in our annual report to stockholders and in other communications. These statements do not convey historical information, but relate to predicted or potential future events, such as statements of our plans, strategies and intentions, or our future performance or goals, projections of revenue, taxable earnings (loss), net earnings (loss), net earnings (loss) per share, capital expenditures and other financial items, that are based on management’s current expectations and estimates. Our forward-looking statements can often be identified by the use of forward-looking terminology such as “believes,” “expects,” “intends,” “may,” “could,” “will,” “should,” “plans,” “depending,” “projects,” “forecasts,” “seeks,” “anticipates,” “goal,” “objective,” “target,” “estimates,” “future,” “outlook,” “strategy,” “vision,” or variations of such words or similar terminology. Investors and prospective investors are cautioned that such forward-looking statements are only projections based on current expectations and estimates. These statements involve risks and uncertainties and are based upon various assumptions. Such risks and uncertainties include, but are not limited to:

●	our ability to execute on our 5-Point Strategy;

●	our ability to grow our presence in the life sciences, security, industrial and international markets;

●	the possibility of future acquisitions or dispositions and the successful integration of any acquired operations;

●	the success of our strategy to diversify our business by entering markets outside the semiconductor and automated test equipment markets, collectively the “semi market”;

●	indications of a change in the market cycles in the semi market, or other markets we serve;

●	developments and trends in the semi market, including changes in the demand for semiconductors;

●	our ability to convert backlog to sales and to ship product in a timely manner;

●	the loss of any one or more of our largest customers, or a reduction in orders by a major customer;

●	the availability of materials used to manufacture our products;

●	the impact of current global supply chain constraints or other interruptions in our supply chain caused by external factors;

●	the sufficiency of cash balances, lines of credit and net cash from operations;

●	stock price fluctuations;

●	the ability to borrow funds or raise capital to finance potential acquisitions or for working capital;

●	changes in the rate of, and timing of, capital expenditures by our customers;

●	the impact of COVID-19 on our business, liquidity, financial condition and results of operations;

●	effects of exchange rate fluctuations;

●	progress of product development programs;

●	the anticipated market for our products;

●	the availability of and retention of key personnel or our ability to hire personnel at anticipated costs; and

●	general economic conditions both domestically and globally.

Actual results may differ materially from those anticipated or implied in the forward-looking statements due to factors described in “Risk Factors” included elsewhere in this prospectus supplement and the accompanying base prospectus and in the documents that we include in or incorporate by reference into this prospectus supplement and the accompanying base prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and our subsequent SEC filings. These risks and uncertainties, among others, could cause our actual future results to differ materially from those described in our forward-looking statements or from our prior results. All forward-looking statements speak only as of the date they are made. We do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf.

USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate sale proceeds of up to $20,000,000 from time to time.

There can be no assurance that we will be able to sell any additional shares under or fully utilize the sales agreement with Lake Street as a source of financing. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. We currently intend to use the net proceeds from this offering, after deducting the sales agent’s commissions and our offering expenses, for general corporate purposes such as, but not limited to, working capital, capital expenditures, repayment and refinancing of debt, acquisitions and stock repurchases. The amounts and timing of our use of proceeds will vary depending on many factors, including regulatory developments, the amount of cash generated or used by our operations, and the rate of growth, if any, of our business and other capital requirements. As a result, we will retain broad discretion in the allocation of the net proceeds, if any, we receive in connection with shares of common stock offered pursuant to this prospectus supplement and investors will be relying on the judgment of our management regarding the application of the proceeds.

Until we use the net proceeds of this offering, we intend to invest the funds in short-term, investment-grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We have entered into an at-the-market issuance sales agreement, dated as of May 11, 2023 (the “sales agreement”), with Lake Street Lake Street pursuant to which we may issue and sell shares of our common stock having aggregate sales proceeds of up to $20,000,000 from time to time through our sales agent. Our sales agent may sell the shares of our common stock by any method that is deemed to be an “at the market offering”, as defined in Rule 415 promulgated under the Securities Act, including, without limitation, sales made directly on or through the NYSE American, on any other existing trading market for shares of our common stock, or sales made to or through a market maker. In addition, subject to the terms of the sales agreement, with our prior written consent, our sales agent may sell shares of our common stock by any other method permitted by law, or as may be required by the rules or regulations of the NYSE American or such other trading market on which our common stock is listed or quoted, including, but not limited to, in negotiated transactions.

Our sales agent will not engage in any transactions that stabilize the price of our common stock.

Each time we wish to issue and sell common stock pursuant to the sales agreement, we will notify Lake Street of the number of shares of common stock to be issued, the dates on which such sales are anticipated to be made and any minimum price below which sales may not be made. Once we have so instructed Lake Street, unless they decline to accept the terms of such notice, our sale agent will use commercially reasonable efforts consistent with normal trading and sales practices to sell such shares of common stock up to the amount specified on such terms. The obligations of our sales agent under the sales agreement to sell shares of our common stock is subject to a number of conditions that we must meet.

The settlement between us and our sales agent is generally anticipated to occur on the second (2nd) trading day following the date on which the sale was made. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means upon which we and Lake Street may agree. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay Lake Street a cash commission equal to an aggregate of 3% of the gross proceeds that we receive from the sales of our common stock and will reimburse the expenses of Lake Street in connection with the offering in an amount up to $30,000. In addition, we will reimburse Lake Street upon request for reasonable costs, fees and expenses incurred in connection with this sales agreement, inclusive of legal fees, in an amount not to exceed US$2,500 on each Bringdown Date (as defined in the sales agreement). The actual net proceeds to us will vary depending on the number of shares of common stock sold and the prices of such sales. Because there is no minimum offering amount required, the actual total may be substantially less than the maximum amount set forth above. We estimate that the total expenses for the offering, excluding compensation payable to Lake Street under the terms of the Sales Agreement, will be approximately $300,000.

In connection with the sale of our common stock on our behalf, our sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the sales agreement compensation may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to our sales agent and certain of its affiliates and other related parties with respect to certain civil liabilities, including liabilities under the Securities Act.

The offering of our common stock pursuant to the sales agreement will terminate upon the earlier of (i) the first anniversary of the date of the sales agreement, (ii) the sale of all shares of our common stock provided for in this prospectus supplement, or (iii) the termination of the sales agreement by us or Lake Street pursuant to the terms thereof.

This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement will be filed with a Current Report on Form 8-K that we file with the SEC and will be incorporated by reference into the registration statement of which this prospectus supplement and the accompanying base prospectus form a part. See “Incorporation of Certain Documents by Reference” on page S-11 of this prospectus supplement and “Where You Can Find More Information” on page S-12 of this prospectus supplement.

To the extent required by Regulation M under the Exchange Act, our sales agent will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

LEGAL MATTERS

The validity of the common stock being offered hereby will be passed upon for us by Harter Secrest & Emery LLP, Rochester, New York. The sales agent is being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The consolidated financial statements of inTEST Corporation and its subsidiaries as of December 31, 2022 and 2021, and for each of the years in the two-year period ended December 31, 2022 (incorporated in this Prospectus by reference from the inTEST Corporation Annual Report on Form 10-K for the year ended December 31, 2022), have been audited by RSM US LLP, independent registered public accounting firm, as stated in their report thereon, included therein, and incorporated herein by reference, and have been incorporated in this Prospectus and Registration Statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, which have previously been filed by us with the SEC under the Exchange Act, are incorporated herein by reference:

●

our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 22, 2023 (File No. 001-36117) , including the information specifically incorporated by reference into the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 from our definitive proxy statement for the 2023 Annual Meeting of Stockholders;

●	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2023, filed with the SEC on May 11, 2023 (File No. 001-36117);

●

our Current Report on Form 8-K filed with the SEC on March 14, 2023 (excluding any information furnished pursuant to Item 2.02 or Item 7.01 of any such Current Report on Form 8-K or Form 8-K/A and any corresponding information furnished under Item 9.01 or included as an exhibit) (File No. 001-36117); and

●

the description of securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on March 22, 2023, including any and all subsequent amendments and reports filed for the purpose of updating that description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K or Form 8-K/A and any corresponding information furnished under Item 9.01 or included as an exhibit) after the date of this prospectus supplement until the termination of the offering under this prospectus supplement and the accompanying base prospectus shall be deemed to be incorporated in this prospectus supplement by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request a free copy of these filings, other than any exhibits, unless the exhibits are specifically incorporated by reference into this prospectus supplement, by writing or telephoning us at the following address:

inTEST Corporation
Attention: Chief Financial Officer
804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey, 08054

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith, file reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. We maintain a website at www.intest.com. Information on our website or any other website is not incorporated by reference into this prospectus supplement or the accompanying base prospectus and does not constitute part of this prospectus supplement and the accompanying base prospectus. Please note that information contained in our website, whether currently posted or posted in the future, is not a part of this prospectus supplement or the accompanying base prospectus or the documents incorporated by reference in this prospectus supplement and the accompanying base prospectus.

PROSPECTUS

$50,000,000
inTEST Corporation
Common Stock
Preferred Stock
Warrants
Units

We may offer to the public from time to time in one or more series or issuances: shares of our common stock; shares of our preferred stock; warrants to purchases shares of our common stock and/or preferred stock; units, consisting of common stock, preferred stock and/or warrants; or any combination of these securities.

This prospectus provides a general description of the securities that we may offer. Each time that securities are sold under this prospectus, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the heading “Where You Can Find More Information” before you make your investment decision.

Securities sold under this prospectus shall be sold directly to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Our common stock is listed on NYSE American under the symbol “INTT.” On November 10, 2020, the last reported sale price of our common stock reported on NYSE American was $5.24 per share. We will provide information in any applicable prospectus supplement regarding any listing of securities other than shares of our common stock on any securities exchange.

The aggregate market value of our outstanding common stock held by non-affiliates was $53,098,298 based on 10,529,123 shares of outstanding common stock, of which 10,133,263 shares are held by non-affiliates, and a per share price of $5.24 based on the closing sale price of our common stock on November 10, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell our common stock in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million. As of the date of this prospectus, we have not offered any securities during the past twelve months pursuant to General Instruction I.B.6 of Form S-3. You are urged to obtain current market quotations of our common stock.

___________________________

Investing in our securities involves certain risks. Before investing, you should refer to the “Risk Factors” on page 5 of this prospectus, together with the risk factors contained in any applicable prospectus supplement.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

___________________________

 We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and together with any agents, dealers and underwriters, reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts.

Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement.

The date of this prospectus is November 19, 2020

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf” registration statement (this “Registration Statement”). Under this process, we may sell, at any time and from time to time, in one or more offerings, any combination of the securities described in this prospectus. The exhibits to our Registration Statement contain the full text of certain contracts and other important documents we have summarized in this prospectus. Since these summaries may not contain all the information that you may find important in deciding whether to purchase the securities we offer, you should review the full text of these documents. This Registration Statement and the exhibits can be obtained from the Securities and Exchange Commission (also referred to herein as the “SEC” or the “Commission”) or from our corporate Secretary as indicated under the heading “Where You Can Find More Information.”

This prospectus only provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described below under the heading “Where You Can Find More Information.”

We have not authorized any dealer, agent or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or an accompanying prospectus supplement. This prospectus and the accompanying prospectus supplement, if any, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement, if any, is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

References in this prospectus to the terms the “Company,” the “Corporation,” “inTEST,” “we,” “our” and “us,” or other similar terms, mean inTEST Corporation, unless we state otherwise or the context indicates otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the other documents we have filed with the SEC that are incorporated herein by reference contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans, objectives of management or other financial items are forward-looking statements. The words "anticipate," "believe," "estimate," "expect," "intend," "may," "plan,” "predict," "project," "will," "would," "could," "forecast," "strategy," "future," "should," "will be," "will continue," "will likely result" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. For a discussion of these and other factors that could cause our actual results to differ from those contemplated in the forward-looking statements, please see the discussion in the “Risk Factors” section below. Our forward-looking statements do not reflect the potential impact of any future dispositions, strategic alliances, joint ventures, collaborations or investments we may make.

You should read this prospectus, any supplements to this prospectus and the documents that we incorporate by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. We do not assume any obligation to update any forward-looking statements.

THE COMPANY

We are a global supplier of precision-engineered solutions for use in manufacturing and testing across a wide range of markets including automotive, defense/aerospace, energy, industrial, semiconductor and telecommunications. We manage our business as two operating segments: Thermal Products (“Thermal”) and Electromechanical Semiconductor Products (“EMS”). Our Thermal segment designs, manufactures and sells our thermal test and thermal process products while our EMS segment designs, manufactures and sells our semiconductor test products.

Our EMS segment sells its products to semiconductor manufacturers and third-party test and assembly houses (end user sales) and to automated test equipment (“ATE”) manufacturers (original equipment manufacturer sales), who ultimately resell our equipment with theirs to both semiconductor manufacturers and third-party test and assembly houses. Our Thermal segment sells its products to many of these same types of customers; however, it also sells into a variety of other markets, including the automotive, defense/aerospace, energy, industrial and telecommunications markets. Our Thermal segment also sells into the consumer products packaging, fiber optics and other sectors within the broader industrial market, and into the wafer processing sector within the broader semiconductor market.

We sell our products worldwide. Within the ATE market, we sell our products both directly to major semiconductor manufacturers and semiconductor test subcontractors and indirectly through leading ATE manufacturers. In markets outside the ATE market, we sell our products directly to the end user of the product or through third party distributors. Our largest customers include Aixtron SE, Analog Devices, Inc., Cohu, Inc., Emerson Electric Co., Hakuto Co. Ltd., NXP Semiconductors N.V., Raytheon Company, Siemens AG, Teradyne, Inc. and Texas Instruments Incorporated.

We are comprised of inTEST Corporation and our wholly owned subsidiaries. inTEST was originally incorporated in New Jersey in 1981 and reincorporated in Delaware in March 1997. Our principal executive offices are located at 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054 and our telephone number is (856) 505-8800. Our website is located at www.intest.com.

SUMMARY

Securities We Are Offering

We may offer any of the following securities from time to time:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase shares of our common stock and/or preferred stock;

●	units, consisting of common stock, preferred stock and/or warrants; or

●	any combination of these securities.

When we use the term "securities" in this prospectus, we mean any of the securities we may offer with this prospectus, unless we say otherwise. The total dollar amount of all securities that we may issue pursuant to this prospectus will not exceed $50,000,000. This prospectus, including the following summary, describes the general terms that may apply to the securities. The specific terms of any particular securities that we may offer will be described in a separate supplement to this prospectus.

Common Stock. We may offer shares of our common stock. Our common stock currently is listed on NYSE American under the symbol "INTT."

Preferred Stock. We may offer shares of our preferred stock in one or more series. For any particular series we offer, the applicable prospectus supplement will describe the specific designation; the aggregate number of shares offered; the rate and periods, or manner of calculating the rate and periods, for dividends, if any; the stated value and liquidation preference amount, if any; the voting rights, if any; the terms on which the series will be convertible into or exchangeable for other securities or property, if any; the redemption terms, if any; and any other specific terms.

Warrants. We may offer warrants to purchase our common stock and/or preferred stock. For any particular warrants we offer, the applicable prospectus supplement will describe the underlying security; the expiration date; the exercise price or the manner of determining the exercise price; the amount and kind, or the manner of determining the amount and kind, of any security to be delivered by us upon exercise; and any other specific terms. We may issue the warrants under warrant agreements between us and one or more warrant agents.

Units. We may offer units comprised of our common stock, preferred stock and/or warrants, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves risks. Before making an investment decision, we urge you to consider carefully the risks described in the documents incorporated by reference in this prospectus and, if applicable, in the prospectus supplement used in connection with an offering of our securities, including those risks identified under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for our most recent fiscal year (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC, which are incorporated by reference in this prospectus. Additional risks, including those that relate to any particular securities we offer, may be included in a prospectus supplement or may be incorporated by reference into this prospectus or a prospectus supplement.

USE OF PROCEEDS

Unless otherwise indicated in the prospectus supplement, we expect to use the net proceeds from the sale of the securities to which this prospectus relates for possible acquisitions of businesses, technologies or products that are complementary to our existing businesses or other general corporate purposes, which may include working capital. Pending these uses, the net proceeds may also be temporarily invested in short-term, interest bearing deposit accounts or marketable securities.

PLAN OF DISTRIBUTION

We may sell the securities offered pursuant to this prospectus in any of the following ways:

●	directly to one or more purchasers;

●	through agents;

●	through underwriters, brokers or dealers; or

●	through a combination of any of these methods of sale.

We will identify the specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation in a prospectus supplement.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

●

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

●	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery.

The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

DESCRIPTION OF OUR COMMON STOCK

The following description summarizes the general provisions of our common stock that we may offer from time to time pursuant to this Registration Statement of which this prospectus is a part. The following summary description of our common stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the Delaware General Corporation Law (the "DGCL"). The information below is only a summary and is subject to and qualified in its entirety by reference to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

General

Our Board of Directors has the authority to issue up to 20,000,000 shares of common stock, par value $0.01 per share. Holders of our common stock are entitled to one vote per share, to receive dividends when and if declared by our Board of Directors and to share ratably in the assets of the Company legally available for distribution to our stockholders in the event of liquidation. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All outstanding shares of our common stock are, and the shares to be sold hereby will be, upon issuance and payment therefore, duly authorized, fully paid and nonassessable. The holders of our common stock do not have cumulative voting rights. An election of directors by our stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. All other matters, assuming a quorum is present and unless otherwise provided by law, shall be decided by the affirmative vote of the holders of a majority in voting power of the shares of stock which are present in person or by proxy and entitled to vote thereon. The rights, preferences and privileges of holders of our common stock will be subject to the rights of the holders of any series of our preferred stock that our Board of Directors may issue in the future. The issuance of common stock may have the effect of delaying, deferring or preventing a change of control of the Company.

Exchange Listing

Our common stock is listed on NYSE American under the symbol "INTT."

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

DESCRIPTION OF OUR PREFERRED STOCK

The following description summarizes the general provisions of our preferred stock that we may offer from time to time pursuant to this Registration Statement. The following summary description of our preferred stock is based on the provisions of our certificate of incorporation and bylaws and the applicable provisions of the DGCL. In connection with an offering of our preferred stock, our Board of Directors will adopt a certificate of designations that sets forth the terms and conditions of the particular series of preferred stock, and we will describe the specific terms of our preferred stock and the offering in a prospectus supplement. We also will file as an exhibit to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the certificate of designations. The information below, and any description of our preferred stock in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the certificate of designations for the particular series of preferred stock, as well as to our certificate of incorporation and bylaws, copies of which are on file with the SEC as exhibits to previous SEC filings, and the applicable provisions of the DGCL. Please refer to "Where You Can Find More Information" below for directions on obtaining these documents.

General

Under the terms of our certificate of incorporation, our Board of Directors has the authority, without further action by our stockholders and subject to the limits imposed by the DGCL, to issue up to 5,000,000 shares of preferred stock, par value $0.01 per share, in one or more series. Prior to the issuance of shares of any series of undesignated preferred stock, our Board of Directors will adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware.

Subject to limitations prescribed by the DGCL, our certificate of incorporation and our bylaws, our Board of Directors is authorized to fix the number of shares constituting each series of our preferred stock and the voting rights, if any, the designations, preferences and relative, participating, optional or other special rights, and, qualifications, or restrictions of such series. Each series of our preferred stock that we offer under this prospectus will, when issued, be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control of the Company.

We will describe in the applicable prospectus supplement the terms of our preferred stock being offered, including the following:

●	the title and stated value of our preferred stock;

●	the number of shares of our preferred stock offered;

●	the liquidation preference per share and the purchase price of the preferred stock;

●	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for dividends, if applicable;

●	whether dividends shall be cumulative or non-cumulative and, if cumulative, the date from which dividends on our preferred stock shall accumulate;

●	the procedures for any auction and remarketing, if any, for our preferred stock;

●	the provisions for a sinking fund, if any, for our preferred stock;

●	the provisions for redemption, if applicable, of our preferred stock and any restrictions on our ability to exercise those redemption and repurchase rights;

●	any listing of our preferred stock on any securities exchange or market;

●	the terms and conditions, if applicable, upon which our preferred stock will be convertible into common stock, including the conversion price (or its manner of calculation) and conversion period;

●	voting rights, if any, of our preferred stock;

●	preemptive rights, if any, of our preferred stock;

●	whether interests in our preferred stock will be represented by depositary shares;

●	a discussion of any material and/or special United States federal income tax considerations applicable to our preferred stock;

●	the relative ranking and preferences of our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

●

any limitations on issuance of any class or series of our preferred stock ranking senior to or on a parity with our preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any other specific terms, powers, preferences, rights, qualifications, limitations or restrictions on our preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for any series or class of our preferred stock, if any, will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR WARRANTS

The following description summarizes the general provisions of our warrants that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of our warrants, our Board of Directors will adopt a warrant agreement and warrant certificates that set forth the terms and conditions of the particular series of our warrants, and we will describe the specific terms of our warrants and the offering in a prospectus supplement. We also will file as exhibits to the Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement and warrant certificate. The information below, and any description of our warrants in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the warrant agreement and warrant certificate for the particular series of our warrants.

General

We may issue our warrants for the purchase of our common stock, preferred stock or other securities issued by us. We may issue our warrants independently or together with other securities, and our warrants may be attached to or separate from the other securities. We will file a copy of the warrant and warrant agreement with the SEC when we issue a series of our warrants, and such warrants and warrant agreements will be incorporated by reference into the Registration Statement of which this prospectus is a part. A holder of our warrants should refer to the provisions of the applicable warrant agreement and prospectus supplement for more specific information.

We will describe in the applicable prospectus supplement the terms of our warrants being offered, including the following:

●	the title of our warrants;

●	the securities for which our warrants are exercisable;

●	the price or prices at which our warrants will be issued;

●	the number of our warrants issued with each share of our other security or securities;

●	any provisions for adjustment of the number or amount of shares of our security or securities receivable upon exercise of our warrants or the exercise price of our warrants;

●	if applicable, the date on and after which our warrants and our security or securities will be separately transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the exercise of our warrants;

●	any other terms of our warrants, including terms, procedures and limitations relating to the exchange and exercise of our warrants;

●	the date on which the right to exercise our warrants will commence, and the date on which the right will expire; and

●	the maximum or minimum number of our warrants which may be exercised at any time.

Each of our warrants will entitle the holder of such warrants to purchase for cash at the exercise price set forth in the applicable prospectus supplement the shares or units of our security or securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void.

Holders may exercise our warrants as set forth in the prospectus supplement relating to our warrants being offered. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of our common stock, preferred stock or other securities purchasable upon the exercise. If less than all of our warrants represented by the warrant certificate are exercised, we will issue a new warrant certificate for our remaining warrants.

Transfer Agent and Registrar

The transfer agent and registrar for our warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF OUR UNITS

The following description summarizes the general provisions of our units that we may offer from time to time pursuant to this Registration Statement. In connection with an offering of units, our Board of Directors will adopt a unit agreement and unit certificates that set forth the terms and conditions of the particular series of our units, and we will describe the specific terms of our units and the offering in a prospectus supplement. We also will file as exhibits to this Registration Statement, or will incorporate by reference from reports that we file with the SEC, the form of unit agreement and unit certificate. The information below, and any description of our units in a prospectus supplement, is only a summary and is subject to and qualified in its entirety by reference to the unit agreement and unit certificate for the particular series of our units.

General

We may issue, in one more series, our units comprised of shares of our common stock, preferred stock and/or warrants, in any combination. Each unit will be issued so that the holder of such unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in such unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of our units being offered, including:

●	the designation and terms of our units and of our securities comprising our units, including whether and under what circumstances those securities may be held or transferred separately;

●	the terms of the unit agreement governing the units;

●	a discussion of any material and/or special United States federal income tax considerations relevant to the units; and

●	any provisions for the issuance, payment, settlement, transfer or exchange of our units or of our securities comprising our units.

Unit Agent

We may issue our units under an agreement between us and one or more unit agents. If we elect to enter into an agreement with a unit agent, the unit agent will act solely as our agent in connection with our units and will not assume any obligation or relationship of agency or trust for or with any registered holders of our units or beneficial owners of our units. We will indicate the name and address and other information regarding the unit agent in the applicable prospectus supplement relating to a particular series of our units if we elect to use a unit agent.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy information filed by us with the SEC at the SEC's Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room can be obtained by calling 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. We maintain an Internet site at http://www.intest.com. However, the information on our Internet site is not incorporated by reference in this prospectus and any prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement. You may also obtain a copy of the documents we file with the SEC which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents) at no cost to you by writing or telephoning us at the following address: Secretary, inTEST Corporation, 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054, telephone (856) 505-8800. Copies of the exhibits to those documents will be provided upon written request to the Secretary and payment of a reasonable fee (which will not exceed our expense incurred in connection with providing such copies).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" into this prospectus the information in other documents that we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the termination of the offering under this prospectus; provided, however, that we are not incorporating, in each case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on March 23, 2020;

●

Our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2020 filed on May 13, 2020, the quarter ended June 30, 2020 filed on August 12, 2020 and the quarter ended September 30, 2020 filed on November 12, 2020;

●

Our Current Reports on Form 8-K filed on January 28, 2020, March 11, 2020, April 15, 2020, April 22, 2020, May 11, 2020 (Item 1.02 only), June 29, 2020, August 11, 2020 (Item 5.02 only), September 24, 2020, and September 25, 2020 (as amended by our Current Report on Form 8-K/A filed on November 4, 2020);

●	The description of our common stock contained in our Registration Statement on Form 8-A filed on October 8, 2013; and

●

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of this offering.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this prospectus.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus at no cost to you through the “Investors” section of our website (www.intest.com) or by writing or telephoning us at the following address: Secretary, inTEST Corporation, 804 East Gate Drive, Suite 200, Mt. Laurel, NJ 08054, telephone (856) 505-8800.

LEGAL MATTERS

The validity of the issuance of securities offered hereby will be passed upon by Cozen O’Connor of Philadelphia, Pennsylvania. Any underwriters, dealers or agents will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the applicable prospectus supplement, if any.

EXPERTS

The consolidated financial statements and the related financial statement schedule of inTEST Corporation included in the Company's Annual Report on Form 10-K for the year ended December 31, 2019 filed on March 23, 2020 have been incorporated by reference herein in reliance upon the reports of RSM US LLP, independent registered public accounting firm, and upon the authority of said firm as experts in accounting and auditing.

Up to $20,000,000

Shares of Common Stock

Prospectus Supplement

Lake Street	Northland Capital Markets

May 11, 2023